     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 1999

                                                      REGISTRATION NO. 333-78337
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4
                                       TO
                                   FORM SB-2


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                PERFICIENT, INC.

                 (Name of Small Business Issuer in Its Charter)

                DELAWARE                                    7371                                   74-2853258
    (State or other jurisdiction of             (Primary Standard Industrial        (I.R.S. Employer Identification Number)
     incorporation or organization)             Classification Code Number)

                7600-B NORTH CAPITAL OF TEXAS HIGHWAY, SUITE 220
                              AUSTIN, TEXAS 78731
                                 (512) 306-7337
(Address and telephone number of principal executive offices and principal place of business)

                         ------------------------------

                                JOHN T. MCDONALD
                            CHIEF EXECUTIVE OFFICER
                                PERFICIENT, INC.
                7600-B NORTH CAPITAL OF TEXAS HIGHWAY, SUITE 220
                              AUSTIN, TEXAS 78731
                                 (512) 306-7337

           (Name, address and telephone number of agent for service)

                         ------------------------------

                                   COPIES TO:

                      J. MATTHEW LYONS                                             JEFFREY A. BAUMEL
                     PHILIP W. RUSSELL                              GIBBONS, DEL DEO, DOLAN, GRIFFINGER & VECCHIONE
              BROBECK, PHLEGER & HARRISON LLP                                  A PROFESSIONAL CORPORATION
              301 CONGRESS AVENUE, SUITE 1200                                     125 WEST 55TH STREET
                    AUSTIN, TEXAS 78701                                      NEW YORK, NEW YORK 10019-5368
                   PHONE: (512) 477-5495                                         PHONE: (212) 649-4700
                 FACSIMILE: (512) 477-5813                                     FACSIMILE: (212) 333-5980

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law provides, in effect, that we may, and in certain cases must, indemnify any person made a party to any action by reason of the fact that he is or was one of Registrant's directors, officers, employees or agents against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to Registrant's best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

    Article VI of Registrant's certificate of incorporation provides that no director shall be liable to Registrant or Registrant's stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

    Article XI of Registrant's bylaws provide that Registrant shall indemnify, to the fullest extent permitted by Delaware law, any and all of our directors and officers, or former directors and officers, or any person who may have served at Registrant's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.


    Reference is made to Section 7(b) of the Underwriting Agreement filed as
Exhibit 1.1 hereto, pursuant to which the Underwriters have agreed to indemnify officers and directors of Registrant against certain liabilities under the Securities Act.



    Registrant has entered into Indemnity Agreements with each of its directors and officers, a form of which is filed as Exhibit 10.6 to this Registration Statement. Under these agreements, Registrant will be obligated, to the extent permitted by Delaware Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they served as directors or officers or assumed certain responsibilities at Registrant's direction. Registrant has purchased directors and officers liability insurance in order to limit its exposure to liability for indemnification of directors and officers.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the costs and expenses, other than the underwriting discount, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee, the Nasdaq SmallCap Market listing fee and the Boston Stock Exchange listing fee.



SEC registration fee..............................................  $   2,824
NASD fee..........................................................      1,516
Nasdaq SmallCap Market listing fee................................      8,500
Boston Stock Exchange listing fee.................................      7,500
Non-accountable expenses fee to be paid to Underwriters'
  Representative..................................................    258,750
Printing and engraving expenses...................................     85,000
Legal fees and expenses...........................................    225,000
Accounting fees and expenses......................................    100,000
Blue sky fees and expenses........................................     45,000
Transfer agent fees...............................................      1,500
Miscellaneous.....................................................     64,410
                                                                    ---------
Total.............................................................  $ 800,000
                                                                    ---------
                                                                    ---------


------------------------

*   To be included by amendment.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    Within the last three years, Registrant made the following sales of its common stock in transactions that were not registered under the Securities Act of 1933:

        (1) On September 17, 1997, Registrant sold 1,000,000 shares to Mr. Menell for $50,000.

        (2) On April 15, 1998, Registrant sold an aggregate of 340,000 shares to Powershift Ventures, LLC and Mr. Lundeen for an aggregate purchase price of $34,000.

        (3) On June 10, 1998, Registrant sold an aggregate of 330,000 shares to Powershift Ventures, LLC and Mr. Lundeen for an aggregate purchase price of $33,000.

        (4) On July 15, 1998, Registrant sold an aggregate of 330,000 shares to Powershift Ventures, LLC and Mr. Lundeen for an aggregate purchase price of $33,000.

        (5) On January 12, 1999, Registrant sold an aggregate of 500,000 shares to Beekman Ventures, Inc.; Thomas H. Walker; Mr. Hinners; David May; Sanford Prater; and Mr. Lundeen, respectively, for an aggregate purchase price of $250,000.

    These sales were conducted in reliance upon exemptions from registration under Section 4(2) of the Securities Act of 1933, as transactions not involving a public offering.

ITEM 27. EXHIBITS.


      1.1+ Form of Underwriting Agreement.
      3.1+ Certificate of Incorporation of Registrant.
      3.2+ Bylaws of Registrant.
      4.1+ Specimen Certificate for shares of common stock.
      4.2+ Representative's Warrant
      5.1+ Opinion of Brobeck, Phleger & Harrison LLP
     10.1+ Sublease Agreement, dated April 1, 1999, between Registrant, as Lessee, and
             Powershift Ventures, LLC, as Lessor.
     10.2+ 1999 Stock Option/Stock Issuance Plan.
     10.3+ Employment Agreement between Registrant and John T. McDonald.
     10.4+ Employment Agreement between Registrant and Bryan R. Menell.
     10.5+ Employment Agreement between Registrant and John A. Hinners.
     10.6+ Form of Indemnity Agreement between Registrant and its directors and officers.
     10.7+ Contractor Service Agreement, dated December 31, 1998, between Registrant and
             Vignette Corporation.
     10.8+ Accounts Receivable Purchase Agreement, dated January 12, 1999, between the
             Registrant and Silicon Valley Financial Services
     10.9+ Accounts Receivable Purchase Modification Agreement, dated July 12, 1999, between
             Registrant and Silicon Valley Bank
    10.10+ Motive Communications, Inc. Consulting Services Subcontract Agreement dated February
             27, 1999
    10.11+ Subcontract Agreement, dated March 15, 1999, between Registrant and Ventix Systems,
             Inc.
    10.12+ Agreement for Subcontracting Services, dated April 23, 1999, between Registrant and
             Interwoven, Inc.
     23.1+ Consent of Ernst & Young, L.L.P.
     23.2+ Consent of Brobeck, Phleger & Harrison LLP. Reference is made to Exhibit 5.1.
     24.1+ Power of Attorney.
     27.1+ Financial Data Schedule for the year ended December 31, 1998.


------------------------

+   Previously filed.

ITEM 28. UNDERTAKINGS.

    The Registrant will provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The Registrant will:

        1. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

        2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of such securities at that time as the initial BONA FIDE offering of those securities.

    During any period during which a prospectus is required to be delivered with respect to sales of shares under this Registration Statement, (i) if the underwriter agrees to release more than 5% but less than 10% of the shares subject to lock-up agreements (the "Lock-Up Shares") as referenced under "Description of Securities--Lock-Up Agreement" in the Prospectus which constitutes a part of this Registration Statement, then the Registrant will prepare and file a supplement to this prospectus with respect to such fact; and
(ii) if the underwriter agrees to release 10% or more of the Lock-Up Shares, then the Registration Statement will file a post-effective amendment with respect to such fact.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Austin, state of Texas, on July 27, 1999.


                                PERFICIENT, INC.

                                By:             /s/ JOHN T. MCDONALD
                                     -----------------------------------------
                                                  John T. McDonald
                                              CHIEF EXECUTIVE OFFICER

    IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED.


             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board          July 27, 1999
    Steven G. Papermaster

                                Chief Executive Officer
     /s/ JOHN T. MCDONALD         and Director
------------------------------    (principal executive         July 27, 1999
       John T. McDonald           officer)

              *
------------------------------  President and Director         July 27, 1999
       Bryan R. Menell

                                Chief Financial Officer
              *                   and Secretary
------------------------------    (principal financial and     July 27, 1999
       John A. Hinners            accounting officer)

              *
------------------------------  Director                       July 27, 1999
       David S. Lundeen

              *
------------------------------  Director                       July 27, 1999
      Dr. W. Frank King

              *
------------------------------  Director                       July 27, 1999
     Philip J. Rosenbaum


*By:       /s/ JOHN T. MCDONALD
      ------------------------------
             John T. McDonald
             ATTORNEY-IN-FACT